PROMISSORY NOTE

Borrower: BioZone Laboratories, Inc.
Lender: Daniel L. Fisher

Principal Amount: $49,275.00

1. For value received, The Borrower promises to pay to Daniel L. Fisher at such address as may be provided in writing to the Borrower, the principal sum of forty nine thousand, two hundred seventy five dollars, ($49,275.00) USD, without interest payable on the unpaid principal.

2. This note will be repaid in full on December 31, 2010.

3. At any time while not in default under this Note, the Borrower may pay the outstanding balance then owing under this Note to Daniel L. Fisher without further bonus or penalty.

4. This Note will be construed in accordance with and governed by the laws of the State of California.

5. All costs, expenses and expenditures including, and without limitation, the complete legal costs incurred by Daniel L. Fisher in enforcing this Note as a result of any default by the Borrower, will be added to the principal then outstanding and will immediately be paid by the Borrower.

6. This Note will ensure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns, of the Borrower and Daniel L. Fisher. The Borrower waives presentment for payment, notice of non-payment, protest and notice of protest.

IN WITNESS WHEREOF Daniel L. Fisher as agent for TBD Pharma, LLC has duly affixed his signature under seal on this 31st day of December 2008.

SIGNED, SEALED, AND DELIVERED
This 31st day of December, 2008

Christian Oertle
General Manager